Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES TENDER OFFER FOR ANY AND ALL OF ITS SERIES B

PREFERRED SHARES AND REDEMPTION OF ANY SERIES B PREFERRED

SHARES NOT TENDERED

•	Holders whose Series B Preferred Shares are accepted for purchase will receive $25.00 per share, plus an amount equal to accrued, unpaid and undeclared dividends.

•	Holders who do not tender their Series B Preferred Shares will have their shares redeemed by MetLife at $25.00 per share, without any payment for accrued, unpaid and undeclared dividends.

NEW YORK, June 1, 2015 – MetLife, Inc. (NYSE: MET) announced today a tender offer for any and all of its 60,000,000 outstanding shares of 6.500% Non-Cumulative Preferred Stock, Series B (CUSIP No. 59156R603), par value $0.01 per share and liquidation preference $25.00 per share (the “Series B Preferred Shares”). The tender offer is being made solely pursuant to the Offer to Purchase dated June 1, 2015 and the accompanying Letter of Transmittal. The terms and conditions of the tender offer are more fully set forth in those documents.

Upon and subject to the conditions set forth in the Offer to Purchase, MetLife is offering to pay a purchase price of $25.00 per Series B Preferred Share, plus an amount equal to accrued, unpaid and undeclared dividends from, and including June 15, 2015, to, but excluding, the settlement date for the tender offer, for Series B Preferred Shares properly tendered and not properly withdrawn. MetLife currently expects the settlement date of the tender offer to be June 29, 2015.

The tender offer will expire at 12:00 midnight, New York City time, on June 26, 2015 (which is the end of the day on June 26, 2015), unless the tender offer is extended or earlier terminated by MetLife. Tenders of Series B Preferred Shares must be made on or prior to the expiration of the tender offer to receive the purchase price and may be withdrawn at any time prior to the expiration of the tender offer, in each case, in accordance with the procedures described in the Offer to Purchase and accompanying Letter of Transmittal.

Concurrently with the tender offer, MetLife has delivered a notice of redemption to the holders of the Series B Preferred Shares. All Series B Preferred Shares that are not properly tendered or are properly withdrawn prior to the expiration of the tender offer will be redeemed by MetLife on July 1, 2015 at a redemption price of $25.00 per share, without any payment for accrued, unpaid and undeclared dividends on the Series B Preferred Shares from, and including June 15, 2015 to, but excluding, the redemption date, pursuant to the terms of the Certificate of Designations for the Series B Preferred Shares. If a holder does not properly tender or properly withdraws its Series B Preferred Shares prior to the expiration date for the tender offer, its Series B Preferred Shares will be redeemed at the lower amount of $25.00 per share.

The tender offer is being made following MetLife’s public offering of 1,500,000 shares of its 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Shares”). MetLife expects to use the net proceeds from the offering of the Series C Preferred Shares and cash on hand to pay the consideration payable by it pursuant to the tender offer and any redemption. In no event will the information contained in this news release, the Offer to Purchase or the Letter of Transmittal regarding the Series C Preferred Shares constitute an offer to sell or a solicitation of an offer to buy any Series C Preferred Shares.

MetLife may, in its sole discretion, amend, extend or, subject to certain conditions, terminate the tender offer at any time, subject to applicable law.

Holders of Series B Preferred Shares who have any questions regarding the terms of the tender offer should contact the dealer manager, Goldman, Sachs & Co., at (800) 828-3182 (toll-free) or (212) 902-6595 (collect). Copies of the Offer to Purchase, the Letter of Transmittal or any related documents may be obtained from Global Bondholder Services Corporation, the information agent and tender agent, at (866) 470-3800 (toll-free) or, for banks and brokers (212) 430-3774 (collect).

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SERIES B PREFERRED SHARES. THE SOLICITATION OF OFFERS TO BUY SERIES B PREFERRED SHARES WILL ONLY BE MADE PURSUANT TO THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, WHICH WILL BE DISTRIBUTED TO HOLDERS OF THE SERIES B PREFERRED SHARES PROMPTLY. HOLDERS SHOULD READ THOSE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. METLIFE HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON ITS BEHALF AS TO WHETHER HOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SERIES B PREFERRED SHARES IN THE TENDER OFFER. THIS NEWS RELEASE DOES NOT CONSTITUTE A NOTICE OF REDEMPTION OF THE SERIES B PREFERRED SHARES. HOLDERS OF THE SERIES B PREFERRED SHARES SHOULD REFER TO THE NOTICE OF REDEMPTION TO BE DELIVERED TO THE REGISTERED HOLDERS OF THE SERIES B PREFERRED SHARES BY COMPUTERSHARE, INC., THE REDEMPTION AGENT WITH RESPECT TO THE SERIES B PREFERRED SHARES.

About MetLife

MetLife, Inc. (NYSE:MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.